Exhibit 2.3

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                            ASSET PURCHASE AGREEMENT

                                      among

                                 COPHARMA, INC.,

                       MARATHON BIOPHARMACEUTICALS, INC.,

                                  SERAGEN, INC.

                                       and

                       LIGAND PHARMACEUTICALS INCORPORATED






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                                 January 7, 2000

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                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT dated as of January 7, 2000, among CoPharma, Inc., a Delaware corporation (the "Buyer"), Marathon Biopharmaceuticals, Inc., a Delaware corporation (the "Seller"), Seragen, Inc., a Delaware corporation and the holder of all of the issued and outstanding capital stock of Seller (the "Shareholder") and Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand").



                                   WITNESSETH

     WHEREAS, the Seller is in the business of biotechnical research, development and manufacture of pharmaceutical and healthcare related products (the "BUSINESS").

     WHEREAS, the Shareholder is the beneficial and record owner of all of the issued and outstanding shares of capital stock of the Seller; and

     WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase, substantially all of the assets of the Seller upon the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, the parties hereby agree as follows:

                    SECTION 1 - SALE AND PURCHASE OF ASSETS

     1.1 SALE OF ASSETS. Subject to the provisions of this Agreement, at the Closing (as defined in Section 1.8 hereof), the Seller agrees to sell and the Buyer agrees to purchase, all right, title to and interest in all of the properties, assets and business of the Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, all accounts receivable, inventory, equipment, intellectual property rights and all of Seller's good will and the exclusive right to use the name of Seller as all or part of a trade or corporate name; PROVIDED, HOWEVER, that there shall be excluded from such purchase and sale the Excluded Assets (as defined in Section 1.2 hereof). The assets, property and business of Seller to be sold to and purchased by the Buyer (or its designee) under this Agreement are hereinafter sometimes referred to as the "PURCHASED ASSETS."

     1.2 EXCLUDED ASSETS. The "EXCLUDED ASSETS" shall comprise (i) Seller's stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization, (ii) except as otherwise set forth in the following sentence, the Seller's cash and cash equivalents (it being specifically understood that accounts receivable are not cash equivalents and are part of the Purchased Assets acquired by the Buyer) on the Closing Date (as defined in Section 1.8 hereof), (iii) the Excluded Inventory (as defined below) and (iv) accounts receivable from Ligand and Shareholder. The Purchased Assets include all cash and cash equivalents generated or received by the Seller or the Business following December 31, 1999, all of which such cash and cash equivalents shall be acquired by the Buyer. The cash and cash equivalents generated or received by the Seller or the Business after December 31, 1999, all of which are part of the

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Purchased Assets, include, without limitation, the amount of *** paid to the Seller by ***. The Seller shall have access to the other books and records of the Seller at reasonable times for purposes of handling tax matters and dealing with liabilities and claims.

     The "EXCLUDED INVENTORY" consists of: (i) Batches of PDS (as such terms are defined in the Supply and Development Agreement attached hereto as EXHIBIT A (the "SUPPLY AGREEMENT")) identified on SCHEDULE 1.2(I) attached hereto, (ii) batches of ONTAK fermentation pellets identified on SCHEDULE 1.2(II) and (iii) the reagents and cell lines which are specifically identified on SCHEDULE 1.2(III); provided, however, that the items described in subsections (i) through
(iii) above shall be Excluded Inventory only to the extent (A) they are still being stored in the Seller's facilities on the Closing Date and (B) they have been sold to the Shareholder prior to the Closing Date.

     The incomplete Batches of PDS (A) which are listed on SCHEDULE 1.2(I), (B) also appear on Exhibit G to the Supply Agreement and (C) which have not failed QA release or been rejected for any other reason as of the Effective Date (as defined in the Supply Agreement), will be completed by the Buyer following the Closing in accordance with the terms of Section 2.17 of the Supply Agreement. The Seller will make the ONTAK fermentation pellets listed on SCHEDULE 1.2(II) available to the Buyer in accordance with Sections 2.08 or 2.16 of the Supply Agreement for use in connection with the Buyer's manufacture of PRODUCT (as defined in the Supply Agreement) and performance of the other services called for from Buyer pursuant to the Supply Agreement. The Seller will also make all reagents, identified on SCHEDULE 1.2(III) which have application to the manufacture of PRODUCT or the performance of the other services called for from Buyer pursuant to the Supply Agreement, available to the Buyer in accordance with Sections 2.08 or 2.16 of the Supply Agreement for use in connection with the Buyer's manufacture of PRODUCT and performance of other services called for from Buyer pursuant to the Supply Agreement.

     1.3 LIMITATION OF ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Purchased Assets, the Buyer shall assume and agree to pay or discharge when due (i) the accrued liabilities and obligations of the Seller which are to be performed after the Closing Date (as defined in Section 1.8 below) and which are described on SCHEDULE 1.3(I), (ii) the accounts payable of the Seller which are to be paid after the Closing Date and which are described on SCHEDULE 1.3(II) and (iii) the deferred revenue liabilities and obligations of Seller which are to be performed after the Closing Date and which are described on SCHEDULE 1.3(III). The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "ASSUMED LIABILITIES."

     Except as otherwise specifically provided in this Section 1.3, (a) Buyer shall not assume or be liable for any obligation or liability of Seller, of any kind or nature, known, unknown, contingent or otherwise, including without limitation: (i) any liability of Seller (excluding expenses assumed by the Buyer pursuant to Section 9.1 hereof) incurred in connection with this


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

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Agreement and the transactions provided for herein, including, without limitation, brokerage, accounting and counsel fees and expenses pertaining to the performance by Seller of its obligations hereunder, (ii) any product liabilities for products manufactured by the Seller prior to the Closing, (iii) any liability or obligation of Seller which is not an Assumed Liability, arising out of any contract or agreement, including any indebtedness for borrowed money from third parties or from the shareholders or other affiliates of the Seller,
(iv) any obligations, including continuation of benefits, to Seller's employees or former employees, including without limitation, any pension, retirement, or profit-sharing plan or trust, or any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, (v) any litigation, proceeding, claim by any person or entity or other obligation of Seller (except for such obligations that are specifically included in the Assumed Liabilities) relating to the Business or operations of Seller or otherwise relating to the Purchased Assets prior to the Closing Date, whether or not such litigation, proceeding, claim or obligation is pending, threatened, or asserted before, on, or after the Closing Date, (vi) except as otherwise provided in Section 9.1 of this Agreement, Taxes (as defined in Section 2.8) whether relating to periods before or after the Closing Date, and (vii) any obligations under any law, including but not limited to antitrust, civil rights, health, safety, labor, discrimination and environmental laws; and (b) Seller shall be solely responsible for, and shall discharge, any and all liabilities and obligations of Seller not included within the Assumed Liabilities. The assumption of the Assumed Liabilities by the Buyer hereunder shall be treated as independent of its existing business and shall not enlarge any rights of third parties under contracts or arrangements with the Buyer or Seller. Nothing herein shall prevent the Buyer from contesting in good faith any of the Assumed Liabilities.

     1.4 PURCHASE PRICE AND PAYMENT. In consideration of the sale of the Purchased Assets to Buyer, at the Closing, the Buyer shall deliver to the Seller the amount of Ten Million Dollars ($10,000,000) in cash by certified or bank check or by wire transfer of immediately available funds to an account designated by the Seller, as determined by the Seller in its sole discretion.

     1.5 TRANSFER OF PURCHASED ASSETS. At the Closing, Seller shall execute and deliver or cause to be delivered to the Buyer good and sufficient instruments of transfer transferring to the Buyer all right, title to and interest in all the Purchased Assets. Such instruments of transfer (a) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance satisfactory to the Buyer and its counsel, and (c) shall effectively vest in the Buyer good and marketable title (except in the case of the leasehold interests of Seller which are set forth on Schedule 2.18 of the Seller and Shareholder Disclosure Schedule attached hereto, for which leasehold interests such instruments of transfer will vest valid leasehold interests in the Buyer) to all the Purchased Assets free and clear of all liens, restrictions and encumbrances, except Permitted Liens (as defined below). The Seller shall cooperate in all respects with reasonable requests by the Buyer in connection with transferring possession and ownership of the Purchased Assets to the Buyer. The Buyer shall be responsible for all liabilities arising out of the Buyer's use of the Purchased Assets or operation of the Business following the Closing Date, except for liabilities arising from matters which constitute grounds for a Buyer Claim (as defined in Section 7.1).

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     For purposes of this Agreement, "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have commenced: mechanic's, materialman's, supplier's, vendor's or similar liens (A) arising in the ordinary course of business under the leases which are listed, by lessor name, on SCHEDULE 1.5, and (B) which secure amounts which are not yet due and payable under such leases which do not exceed the amounts listed as Assumed Liabilities under such leases on SCHEDULE 1.3.

     1.6 DELIVERY OF RECORDS AND CONTRACTS. At the Closing, Seller shall deliver or cause to be delivered to the Buyer all written leases, contracts, commitments and rights evidencing Purchased Assets and Assumed Liabilities, with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same. Seller shall also deliver to the Buyer at the Closing all of Seller's business records, books and other data relating to the Purchased Assets and the Business (except corporate records and other property of Seller excluded under Section 1.2) and Seller shall take all requisite steps to put the Buyer (or its designee) in actual possession and operating control of the Purchased Assets.

     1.7 BUYER DESIGNEES. The Buyer shall have the right, in its sole discretion, to designate one or more direct or indirect subsidiaries to purchase the Purchased Assets subject to this Agreement and fulfill the other obligations and exercise the other rights of the Buyer hereunder. Notwithstanding the foregoing, the Buyer shall at all times remain responsible to the Seller to perform all obligations of the Buyer to Seller hereunder.

     1.8 CLOSING. Subject to the satisfaction of the conditions set forth in Sections 5 and 6, the closing of the sale and purchase contemplated hereby (the "CLOSING"), shall take place by facsimile exchange of executed documents (with originals to follow by overnight courier) at 10:00 a.m., Pacific Time, on January 7, 2000, unless the parties shall have agreed in writing to a postponement or for the Closing to be conducted in such other manner or such other time or date as the Buyer and the Seller agree in writing (the date of such Closing shall hereinafter be referred to as the "CLOSING DATE").

     1.9 CLOSING DELIVERIES. The parties shall execute and deliver all documents as noted in Section 1.5 above at the Closing.

     1.10 ALLOCATION OF PURCHASE PRICE. Within 60 days of the Closing, Buyer shall allocate the purchase price among the Purchased Assets. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and in a manner mutually agreed upon by the Buyer and the Seller and shall be binding upon Buyer and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Seller also each agree to file tax returns consistently with the foregoing and in accordance with Section 1060 of the Code.

     1.11 POST CLOSING ADJUSTMENT TO PURCHASE PRICE. The Purchase Price set forth in Section 1.4 hereof shall be subject to adjustment after the Closing Date as follows:

          1.11.1 After the Closing Date, the Seller shall determine the value as of the Closing Date of (i) the Net Trade Accounts Receivable (as defined below),
(ii) the Net Trade Accounts Payable (as defined below) and (iii) the Accrued Liabilities (as defined below), all in a

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manner consistent with the Seller's practices in preparing its balance sheet as of September 30, 1999, and the Seller shall give the Buyer notice of the Seller's determination of these amounts (the "SELLER NOTICE"), not later than the 10th business day after the Closing Date, which notice shall be accompanied by a worksheet and other information indicating in reasonable detail the manner in which the Seller calculated these values. The Buyer will afford to the Seller reasonable access to the books and records in the Buyer's possession which are necessary for the Seller to determine the values as of the Closing Date of the Net Trade Accounts Receivable, Net Trade Accounts Payable and Accrued Liabilities and to complete its financial statements for the period ended December 31, 1999.

          1.11.2 "Net Trade Accounts Receivable" shall mean the Seller's accounts receivable which are included in the Purchased Assets, net of allowances for overdue or uncollectable amounts and net of amounts for product not accepted by the customer in accordance with the terms of the Seller's contracts with such customer. "Net Trade Accounts Payable" shall mean the Seller's accounts payable which are part of the Assumed Liabilities in respect of purchases incurred in the ordinary course of business determined in accordance with GAAP. "Accrued Liabilities" shall mean the Seller's accrued liabilities to the extent such accrued liabilities are Assumed Liabilities, including deferred revenue liabilities, determined in accordance with GAAP, provided, however, that Accrued Liabilities shall not include Net Trade Accounts Payable.

          1.11.3 In the event that the Buyer disputes any of the values contained in the Seller Notice, it shall notify the Seller in writing (the "DISPUTE NOTICE") of the amount, nature and basis of such dispute, within 10 business days after the delivery by the Seller to the Buyer of the Seller Notice. In the event of such a dispute the parties will use their best efforts to resolve such dispute between themselves. If the parties are unable to resolve the dispute or any part thereof within 10 business days after the date of the Dispute Notice, the parties shall submit the dispute, or the remaining unresolved portions thereof, to Arthur Andersen LLP (the "Accountants") for resolution. The Accountants shall be directed by the Buyer and the Seller to resolve the unresolved dispute(s) within 20 business days after submission. The determination of the Accountants shall be binding and conclusive upon all of the parties hereto. All determinations pursuant to this subsection shall be made by the Accountants in writing and shall be delivered by the Accountants to the Buyer and the Seller.

          1.11.4 The fees and expenses of the Accountants in connection with the resolution of any dispute pursuant to subsection 1.11.3 shall be shared equally by the Seller and the Buyer.

          1.11.5 Upon the expiration of the 10 business day period for giving the Dispute Notice, if no Dispute Notice is given, the valuations contained in the Seller Notice shall be deemed accepted by the Buyer. If a Dispute Notice is given within such 10 business day period the final valuations shall be the amounts agreed to by the parties, if such agreement is reached, otherwise the final valuations shall be the amounts determined by the Accountants.

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          1.11.6 Within the later of: (i) 60 business days of the Closing Date,
(ii) the resolution of any dispute in accordance with Section 1.11.3 above, or
(iii) only for the first *** of any amount due from the Buyer to the Seller pursuant to Section 1.11.6(e) below, January 1, 2001; the following adjustments will be made:

          (a) If the final valuation of the Net Trade Accounts Receivable as of the Closing Date is greater than ***, the Buyer shall pay to the Seller the amount of the excess.

          (b) If the final valuation of the Net Trade Accounts Receivable as of the Closing Date is less than ***, the Seller shall pay to the Buyer the amount of the difference.

          (c) If the final valuation of the Net Trade Accounts Payable as of the Closing Date is greater than ***, the Seller shall pay to the Buyer the amount of the excess.

          (d) If the final valuation of the Net Trade Accounts Payable as of the Closing Date is less than ***, the Buyer shall pay to the Seller the amount of the difference.

          (e) If the final valuation of the Accrued Liabilities as of the Closing Date is less than ***, the Buyer shall pay to the Seller the amount of the difference.

          (f) If the final valuation of the Accrued Liabilities as of the Closing Date is greater than ***, the Seller shall pay to the Buyer the amount of the excess.

          1.11.7 All payments called for by Section 1.11.6 shall be paid by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the party entitled to such payment.

            SECTION 2 - REPRESENTATIONS AND WARRANTIES OF THE SELLER
                               AND THE SHAREHOLDER

     For purposes of this Agreement, (i) "Knowledge of the Seller and Shareholder," (ii) "Known to the Seller and Shareholder," (iii) "Seller's and Shareholder's Knowledge" and (iv) similar terms mean the actual knowledge of the Seller or the Shareholder after due investigation.

     The Seller and the Shareholder, jointly and severally (except as to any representation and warranty of beneficial ownership and title to shares of capital stock of the Seller, which shall be several), represent and warrant to the Buyer that, except as set forth in the disclosure schedule attached hereto (the "SELLER AND SHAREHOLDER DISCLOSURE SCHEDULE"), which Seller and Shareholder Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs in this Section 2:


*** Portions of this page have been omitted pursuant to a request for
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     2.1 ORGANIZATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. The Seller is qualified to transact business as a foreign corporation in the Commonwealth of Massachusetts. Except as provided above, the Seller is not required to be qualified or otherwise authorized to transact business as a foreign corporation in any jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on the Seller or its assets, properties, business, operations or condition (financial or otherwise). The Seller does not file and is not required to file any franchise, income or other tax returns in any other jurisdiction (in the United States or outside of the United States), other than its jurisdiction of incorporation and in the Commonwealth of Massachusetts, based upon the ownership or use of property therein or the derivation of income therefrom. The Seller does not own or lease property in any jurisdiction (in the United States or outside the United States) other than the Commonwealth of Massachusetts.

     2.2 CAPITALIZATION AND TITLE TO SHARES.

          2.2.1 OUTSTANDING CAPITAL STOCK. The Seller is authorized to issue one hundred (100) shares of Common Stock, $0.01 par value per share, of which all one hundred (100) shares are issued and outstanding, none is held in its treasury and all are owned beneficially and of record by the Shareholder, free and clear of any claim, lien or other encumbrance. No other class of capital stock of the Seller is authorized or outstanding. All of the issued and outstanding shares of the Seller's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares have been issued in violation of any federal or state law.

          2.2.2 OPTIONS OR OTHER RIGHTS. There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Seller, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. There are no shareholder agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of Seller.

     2.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Each of the Seller and the Shareholder has the corporate power and all authority and approvals required to enter into, execute and deliver this Agreement and the other related agreements referenced herein and necessary for the consummation of the transactions contemplated by this Agreement (the "RELATED AGREEMENTS") and to perform fully its respective obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and is the valid and binding obligations of each of the Seller and the Shareholder enforceable in accordance with its terms.

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     2.4 SUBSIDIARIES AND OTHER AFFILIATES. The Seller does not have any subsidiary or directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, or is a party to a partnership or joint venture with, any other person.

     2.5 CHARTER AND BY-LAWS. The Seller has heretofore delivered to the Buyer true and complete copies of its Certificate of Incorporation (certified by the Secretary of State of the State of Delaware) and By-laws as in effect on the date hereof. The minute books of the Seller contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the shareholders of the Seller since the time of its incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Seller are true, complete and correct.

     2.6 FINANCIAL STATEMENTS. The unaudited balance sheet of the Seller as at September 30, 1999 and November 30, 1999, and the related statement of operations and retained earnings for the eight and ten months then ended, previously delivered to the Buyer, fairly present in all material respects the financial condition and results of operations of the Seller as at September 30, 1999 and November 30, 1999, and for the eight and ten months then ended, in accordance with GAAP consistently applied throughout the period covered thereby subject to normal year-end adjustments, none of which will be material. The foregoing financial statements of the Seller as at September 30, 1999 (the "INTERIM BALANCE SHEET DATE") and November 30, 1999, and for the eight and ten months then ended, are sometimes called the "INTERIM FINANCIALS" and the balance sheets included therein are sometimes herein called the "INTERIM BALANCE SHEETS."

     2.7 NO MATERIAL ADVERSE CHANGE. Since the Interim Balance Sheet Date,

          (a) there have been no changes in the assets, properties, Business, operations or condition (financial or otherwise) of the Seller which either individually or in the aggregate materially and adversely affect the Seller or the Purchased Assets, nor to the Knowledge of the Seller and the Shareholder (as defined below) is there any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, Business, operations or condition (financial or otherwise) of the Seller, whether or not covered by insurance; and

          (b) the Seller has not:

               (i) incurred any indebtedness for borrowed money, except for the intercompany advances (the "INTERCOMPANY ADVANCES") which are listed on Section 2.7(b)(i) of the Seller and Shareholder Disclosure Schedule;

               (ii) declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

               (iii) except for the Intercompany Advances, made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

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               (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than (A) payments to, or commitments to pay, persons made in the ordinary course of business and (B) payments made under the Marathon BioPharmaceuticals, Inc. Retention Plan which payments are identified on Section 2.7(b)(iv)(B) of the Seller and Shareholder Disclosure Schedule;

               (v) except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties, granted or suffered any lien or other encumbrance on any of its assets or properties; entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

               (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

               (vii) except for the Intercompany Advances, incurred any contingent liability as a guarantor or otherwise with respect to the obligations of others or cancelled any material debt or claim owing to, or waived any material right of, the Seller;

               (viii) incurred any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or Business of the Seller; or

               (ix) made any change in accounting methods or practices, credit practices or collection policies used by the Seller; and

          (c) the Seller has conducted its business only in the ordinary course and consistently with its prior practices.

     2.8 TAX MATTERS.

          (a) The Seller has paid or caused to be paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, import duties, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income and all deficiencies, or other additions to such taxes and interest, fines and penalties thereon (hereinafter, "TAXES" or, individually, a "TAX") required to be paid by the Seller through the date hereof whether disputed or not. All Taxes required to be collected or withheld by the Seller have been duly collected or withheld and have been or will be duly remitted or deposited in accordance with law. The provisions for Taxes reflected in the Interim Financials are adequate to cover any and all Tax liabilities of the Seller in respect of its assets, properties, business and operations during the periods covered by said Interim Financials and all prior periods. To the Knowledge of the Seller and the Shareholder, there is no Tax deficiency or claim for additional Taxes or interest thereon

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or penalties in connection therewith, asserted or threatened to be asserted against the Seller by any taxing authority.

          (b) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2.9 COMPLIANCE WITH LAWS.

          (a) The Seller is not in violation of any order, judgment, injunction, award or decree binding upon it. The Seller is not in violation of any federal, state, local or foreign law, ordinance, rule or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to its Business or assets, including, without limitation, regulations and requirements of the Food and Drug Administration ("FDA"), Occupational Safety and Health Administration ("OSHA"), and laws, ordinances, regulations and other requirements respecting health, labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, zoning, pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, except where the violation of the foregoing would not have a material adverse effect on any of the Purchased Assets or the Business. The Seller has never received notice of, and there has never been, any citation, fine or penalty imposed or asserted against the Seller for, any such violation or alleged violation.

          (b) Set forth on SCHEDULE 2.9 of the Seller and Shareholder Disclosure Schedule are all of the licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body, including, but not limited to, licenses issued by, FDA, OSHA or otherwise relating to health, employment and environmental matters (collectively, "PERMITS") that are material to the conduct of Seller's Business and the uses of its assets. The Seller holds all Permits necessary to operate its Business as presently conducted and as currently contemplated to be conducted. Such Permits are in full force and effect and, except as set forth on SCHEDULE 2.9 of the Seller and Shareholder Disclosure Schedule, such Permits will be transferred to the Buyer as part of the Purchased Assets. No violations are or have been recorded with any governmental or regulatory body in respect of any Permit; and no proceeding is pending or, to the Knowledge of the Seller and the Shareholder, threatened to revoke or limit any Permit.

     2.10 CONSENTS; NO BREACH. All consents, permits, authorizations, orders and approvals from any person, and filings or registrations with any person, pursuant to applicable law or contracts or other agreements with the Seller, that are required in connection with the performance of the Seller's and the Shareholder's obligations under this Agreement, or the assignment of the Purchased Assets or the assumption of the Assumed Liabilities are set forth on
SCHEDULE 2.10 of the Seller and Shareholder Disclosure Schedule. The execution, delivery and

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performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Certificate of Incorporation or By-laws of the Seller; (ii) except as set forth on SCHEDULE 2.10 of the Seller and Shareholder Disclosure Schedule, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Seller or the Shareholder is a party or to which either of them or the Purchased Assets may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Seller or the Shareholder or upon the Purchased Assets or the Business; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Seller or the Shareholder or to the Purchased Assets or the Business; (v) violate any Permit; (vi) except as set forth in SCHEDULE 2.10 of the Seller and Shareholder Disclosure Schedule, require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (vii) result in the creation of any lien or other encumbrance on the Purchased Assets; except where the violation of or failure to comply with any of the foregoing would not have a material adverse effect on any of the Purchased Assets.

     2.11 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Seller or the Purchased Assets. Except as set forth on SCHEDULE 2.11 of the Seller and Shareholder Disclosure Schedule, there are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the Knowledge of the Seller and the Shareholder, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the Knowledge of the Seller and the Shareholder, threatened against or involving the Seller or the Purchased Assets. To the Knowledge of the Seller and the Shareholder, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the Purchased Assets or the Business.

     2.12 CONTRACTS AND OTHER AGREEMENTS. SCHEDULE 2.12 of the Seller and Shareholder Disclosure Schedule sets forth all of the following contracts and other agreements to which the Seller is a party or by or to which it or its assets or properties are bound or subject:

               (i) contracts and other agreements with any current or former officer, director, shareholder, employee, consultant, agent or other representative of the Seller and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of the Seller has an interest;

               (ii) contracts and other agreements with any labor union or association representing any employee of the Seller or otherwise providing for any form of collective bargaining;

               (iii) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation,
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

          renegotiation or redetermination clause or that obligate the Seller to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

               (iv) contracts and other agreements for the sale of any of the assets or properties of the Seller other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

               (v) partnership or joint venture agreements;

               (vi) contracts or other agreements under which the Seller agrees to indemnify any party or to share the tax liability of any party;

               (vii) contracts, options and other agreements for the purchase of any asset, tangible or intangible calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (viii) contracts and other agreements that cannot by their terms be canceled by the Seller and any successor or assignee of the Seller without liability, premium or penalty on no less than thirty days notice;

               (ix) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

               (x) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of the Seller as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

               (xi) contracts and other agreements containing covenants of the Seller not to compete in any line of business or with any person or covenants of any other person not to compete with the Seller in any line of business;

               (xii) contracts and other agreements relating to the acquisition by the Seller of any operating business or the capital stock of any other person;

               (xiii) contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $10,000;

               (xiv) contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability;

               (xv) distributorship or licensing agreements;

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

               (xvi) contracts under which the Seller will acquire or has acquired ownership of, or license to, intangible property, including software (other than (A) over-the-counter "shrink wrap" software or (B) software licensed by the Seller as an end user for less than $10,000 and not distributed by it);

               (xvii) leases, subleases or other agreements under which the Seller is lessor or lessee of any real property; or

               (xviii) any other material contract or other agreement whether or not made in the ordinary course of business that has or may have a material adverse effect on the Business or the Purchased Assets.

     There have been delivered or made available to the Buyer true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on SCHEDULE 2.12 of the Seller and Shareholder Disclosure Schedule. All of such contracts and other agreements are valid, subsisting, in full force and effect, binding upon the Seller, and to the Knowledge of the Seller and the Shareholder, binding upon the other parties thereto in accordance with their terms, and the Seller has paid in full or accrued all amounts now due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the Knowledge of the Seller and the Shareholder, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     2.13 REAL ESTATE. The Seller does not own any property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property. The leasehold interests of the Seller set forth in SCHEDULE 2.13 of the Seller and Shareholder Disclosure Schedule are subject to no lien or other encumbrance that could have a material adverse effect on any of the Purchased Assets or the Business.

     2.14 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Interim Balance Sheets and all accounts and notes receivable arising subsequent to the Interim Balance Sheet Date, have arisen in the ordinary course of business of the Seller, represent valid and enforceable obligations due to the Seller, have been and are subject to no set-off or counter-claim, and have been collected or are fully collectible in the ordinary course of business of the Seller in the aggregate recorded amounts thereof in accordance with their terms. Except as set forth in SCHEDULE 2.14 of the Seller and Shareholder Disclosure Schedule the Seller has no accounts or notes receivable from any person, firm or corporation which is affiliated with the Seller or from any director, officer or employee of the Seller.

     2.15 INVENTORY. Except for (i) Batches of PDS which are listed on SCHEDULE 1.2(I) as Excluded Inventory and which have failed QA release or have been rejected for other reasons, which failed or rejected Batches of PDS will be removed from the facility at 97 South Street, Hopkinton, Massachusetts and disposed of by Seller in accordance with all applicable laws and regulations prior to the Closing Date at the sole cost of the Seller and (ii) for reagents listed on Schedule 1.2(iii) as Excluded Inventory which are not applicable to the manufacture of PRODUCT or the Buyer's performance of any other services contemplated by the Supply

Agreement; the inventory of the Seller is and will be in good and merchantable condition and suitable and saleable or usable in the manufacture of saleable finished goods in the ordinary course of business. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Since the Interim Balance Sheet Date no inventory items have been sold or disposed of except through sales in the ordinary course of business. The Seller's level of inventory and raw materials is consistent with the Seller's ordinary practices and course of business.

     2.16 TANGIBLE PROPERTY. The plant, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property that is included in the Purchased Assets ("TANGIBLE PROPERTY") are in good operating condition and repair, ordinary wear and tear excepted, are free of defects that would have a material adverse effect on Buyer's use of the assets after the Closing and the Seller has not received notice that any of its Tangible Property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. Prior to the Closing Date, the Seller maintained and kept current all of the Tangible Property that is part of the Purchased Assets, and all documentation that may be required by regulatory authorities for the Tangible Property that is part of the Purchased Assets, including but not limited to equipment history files, including maintenance logs, use logs and cleaning logs (if any), and validation files or operating procedures.

     2.17 INTANGIBLE PROPERTY.

          (a) Except as set forth on SCHEDULE 2.17 of the Seller and Shareholder Disclosure Schedule, the Seller has exclusive ownership of all patents, trademarks, service marks, trade names and copyrights; all applications to register any of the foregoing; all franchises, trade secrets, inventions, customer lists, manufacturing or other processes, designs, computer software, data compilations, research results and other confidential information and legally protected proprietary rights; whether any of the foregoing are owned or licensed (collectively, "PROPRIETARY RIGHTS") that are material to the Business of the Seller and that are used in its Business as presently conducted or to be used in its Business as it is contemplated to be conducted and the Seller has the right to use, free and clear of claims or rights of others, all such Proprietary Rights. Buyer will have the same rights under the Seragen License Agreements listed in SCHEDULE 2.17(A) of the Seller and Shareholder Disclosure Schedule following the Closing as the Seller had under such agreements prior to the Closing.

          (b) Neither the Seller or the Shareholder has received any notices of infringement by the Seller of any Proprietary Rights of others, and, to the Knowledge of the Seller and the Shareholder none of the present activities, or contemplated activities under planning or development, of the Seller, or the Seller's products or Purchased Assets infringe on any Proprietary Rights of others, including unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of the Seller. Neither the Seller or the Shareholder is aware of any infringement or violation by others of the Proprietary Rights of the Seller, including any violation of Seller's confidential information.

          (c) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights (or applications therefor) which are owned by or licensed to Seller or used or to be used by Seller in its Business as presently conducted or contemplated are listed in
SCHEDULE 2.17(C) of the Seller and Shareholder Disclosure Schedule ("REGISTERED RIGHTS"). All of the Registered Rights owned by the Seller have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such other jurisdiction. To the Knowledge of the Seller and the Shareholder all of the Registered Rights licensed to the Seller have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such other jurisdiction.

          (d) The Seller's policies and procedures designed to establish and preserve its ownership of its Proprietary Rights are described in SCHEDULE 2.17(D) of the Seller and Shareholder Disclosure Schedule. In particular, without limitation of the foregoing, the Seller has (i) disclosed or made available confidential information and trade secrets of the Seller only to employees or consultants of the Seller who required such disclosure or access for the business purposes of the Seller and who have executed written confidentiality agreements governing their use of such confidential information and trade secrets; and (ii) required all professional and technical employees to execute agreements under which such employees are required to convey to Ligand or Seller ownership of all inventions and developments conceived or created by them in the course of their employment, ownership of all of which such inventions and developments which were owned by Ligand have been assigned by Ligand to Seller prior to the Closing.

          (e) To the Knowledge of the Seller and the Shareholder, none of the activities of the employees of the Seller on behalf of the Seller violates any agreements or arrangements which any such employees have with former employers currently in effect.

     2.18 TITLE TO ASSETS; LIENS. The Seller owns outright and has good and marketable title (except in the case of the leasehold interests of Seller which are set forth on Schedule 2.18 of the Seller and Shareholder Disclosure Schedule attached hereto, for which the Seller has valid leasehold interests) to all of Purchased Assets, including, without limitation, all of the Purchased Assets reflected on the Interim Balance Sheets, free and clear of any claim, lien or other encumbrance, except for Permitted Liens. The Seller is the true and lawful owner of the Purchased Assets (except in the case of the leasehold interests of Seller which are set forth on Schedule 2.18 of the Seller and Shareholder Disclosure Schedule attached hereto, for which the Seller has valid leasehold interests) and has the right to sell and transfer to the Buyer good and marketable title to the Purchased Assets (except in the case of the leasehold interests of Seller which are set forth on Schedule 2.18 of the Seller and Shareholder Disclosure Schedule attached hereto, for which the Seller has the right to sell and transfer to the Buyer all rights under such leasehold interests ), free and clear of all claims, liens or other encumbrances of any kind, except for Permitted Liens. Upon delivery of the Purchased Assets and the instruments of transfer as herein provided and payment therefore, the Buyer will acquire all right, title to and interest in the

Purchased Assets and will have good and marketable title (except in the case of the leasehold interests of Seller which are set forth on Schedule 2.18 of the Seller and Shareholder Disclosure Schedule attached hereto, for which the Buyer will have valid leasehold interests) to the Purchased Assets, free and clear of any claim, lien or other encumbrance of any kind except for Permitted Liens.

     2.19 RETAINED LIABILITIES. After the Closing, the Seller will have sufficient assets and sufficient insurance coverage to discharge, and will discharge, all obligations of the Seller including, but not limited to, all liabilities for the payment of taxes incurred by the Seller.

     2.20 ABSENCE OF UNDISCLOSED LIABILITIES. As at the Interim Balance Sheet Date, the Seller had no liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), required to be shown on the Interim Balance Sheets that were not fully and adequately reflected or reserved against on the Interim Balance Sheets. The Seller has no such liabilities, other than liabilities (i) fully and adequately reflected or reserved against on the Interim Balance Sheets, (ii) incurred since the Interim Balance Sheet Date in the ordinary course of business or (iii) set forth on SCHEDULE 2.20 to the Seller and Shareholder Disclosure Schedule.

     2.21 CUSTOMERS AND DISTRIBUTORS. SCHEDULE 2.21 of the Seller and Shareholder Disclosure Schedule sets forth any representative or distributor of Seller's products (whether pursuant to a commission, royalty or other arrangement) and the five customers who accounted for the largest sales of the Seller for the ten (10) months ended November 30, 1999 (collectively, the "CUSTOMERS AND DISTRIBUTORS"). To the Knowledge of the Seller and Shareholder the relationships of the Seller with its Customers and Distributors are generally good commercial working relationships.

     2.22 EMPLOYEE BENEFIT PLANS.

          2.22.1 PLANS. SCHEDULE 2.22 of the Seller and Shareholder Disclosure Schedule sets forth a list of every Employee Program (as defined below) that has been maintained (as such term in further defined below) by the Seller at any time during the ten-month period ending on the Closing.

          2.22.2 QUALIFICATION UNDER THE CODE. Each Employee Program which has ever been maintained by Seller and which has at any time been intended to qualify under Section 401(a) or 501(c) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Employee Program. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

          2.22.3 COMPLIANCE WITH LAWS. The Seller does not know, and has no reason to know of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Seller. With respect to any Employee Program ever maintained by the Seller, there has occurred no "prohibited transaction," as defined in Section 406 of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan) which could result, directly or indirectly, in any taxes, penalties or other liability to the Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

          2.22.4 CERTAIN PLANS. Neither the Seller nor any Affiliate (as defined below) has ever (i) maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I or ERISA) or has ever promised to provide such post-termination benefits.

          2.22.5 DOCUMENTS DELIVERED. With respect to each Employee Program maintained by the Seller within three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation , trust agreements) as they may have been amended to the date hereof; (ii) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (iii) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and
(iv) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

          2.22.6 DEFINITIONS. For the purposes of this Section:

          (a) "EMPLOYEE PROGRAM" means (i) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, health, disability, life insurance and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

          (b) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents or beneficiaries).

          (c) An entity is an "AFFILIATE" of the Seller if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

          (d) "MULTIEMPLOYER PLAN" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2.23 EMPLOYER RELATIONS. As of the date of this Agreement the Seller has an aggregate of approximately 47 employees and generally enjoys a good employer-employee relationship. The Seller is not delinquent in any material respects in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees and immediately following the Closing the Seller will pay all such amounts which are due. Upon termination of the employment of said employees, neither the Seller nor the Buyer will by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Seller's normal policies). SCHEDULE 2.23 of the Seller and Shareholder Disclosure Schedule contains a list of all employees and consultants of Seller. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual. Seller does not currently employ, and will not have employed at any point in the six calendar months prior to and including the Closing Date, 50 or more full-time employees in any single facility or town in Massachusetts. Seller does not employ 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for Seller less than six of the last twelve months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the Closing Date.

     2.24 INSURANCE. SCHEDULE 2.24 of the Seller and Shareholder Disclosure Schedule sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of the Seller. Such policies and binders are in full force and effect, all premiums with respect thereto are currently paid, are reasonably believed to be adequate for the businesses engaged in by the Seller and are in conformity with the requirements of all contracts to which the Seller is a party and to the Knowledge of the Seller and the Shareholder, are valid and enforceable in accordance with their terms. The Seller is not in default with respect to any provision contained in any such policy or binder nor has the Seller failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. The Seller has not received notice of cancellation or non-renewal of any such policy or binder. Such policies will not cover the Buyer's use of the Purchased Assets after the Closing Date nor will such policies be transferred to the Buyer.

     2.25 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of the Seller or the Shareholder in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Seller or any of the Shareholders, or any action taken by them.

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     2.26 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 2.26 to the
Seller and Shareholder Disclosure Schedule, the Seller has never generated, used or handled any Hazardous Materials (as defined below) in violation of applicable law, nor has the Seller treated, stored or disposed of any Hazardous Materials at any site owned or leased by the Seller or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility in violation of applicable law. To the Knowledge of the Seller and the Shareholder no other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any of the premises currently owned by or leased to the Seller during the period of Seller's ownership or lease, nor to the Knowledge of the Seller or the Shareholder has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period. The Seller does not presently own, operate, lease or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located. No lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased or used by Seller in connection with the presence of any Hazardous Materials. For purposes of this Section 2.26, "HAZARDOUS MATERIALS" shall mean and include any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said Act, and also any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act. The Seller has provided to Buyer copies of all documents, records and information available to Seller concerning any environmental or health and safety matter relevant to Seller, whether generated by Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

     2.27 SUFFICIENCY OF PURCHASED ASSETS. The Purchased Assets transferred to the Buyer, as provided in Section 1 hereof, include all property and rights necessary for the Buyer to conduct, following the Closing, the Business, and no property excluded from the Purchased Assets constitutes property or rights material to the conduct of the Business. The Business is the only business conducted by the Seller prior to the Closing.

     2.28 YEAR 2000 COMPLIANCE. All equipment, assets and systems material to the operation of the Business, contained in the Purchased Assets, which utilize date related information in any manner: (1) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date-related data for dates from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000, including calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing material logical or mathematical errors or inconsistencies in any user-interface, functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output, (2) accurately perform leap year calculations and (3) will not cause any other technology to fail or generate errors related to such dates (provided that the information technology used in communicating with the equipment, assets and systems contained in the Purchased Assets properly exchange date/time data with the equipment, assets and systems contained in the Purchased Assets).

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     2.29 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of the Seller or the Shareholder in connection with this Agreement and the transactions contemplated hereby are true and complete. No representation or warranty of the Seller or the Shareholder contained in this Agreement, and, to the Knowledge of the Seller and the Shareholder, no document or other paper furnished by or on behalf of the Seller or the Shareholder to the Buyer (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact Known to the Seller or the Shareholder that has not been disclosed to the Buyer in this Agreement or the Schedules hereto that materially adversely affects, or (in the reasonable business judgment of the Seller or the Shareholder based on facts of which they have Knowledge) is likely to materially adversely affect (A) the Business, (B) any of the Purchased Assets, (C) the Buyer's operation of the Business, or (D) the Buyer's use of the Purchased Assets following the Closing in a manner substantially similar to the Seller's use of the Purchased Assets prior to the Closing.

            SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller and the Shareholder that, except as set forth in the disclosure schedule attached hereto (the "BUYER DISCLOSURE SCHEDULE"), which Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3:

     3.1 ORGANIZATION. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

     3.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Buyer has the corporate power and all corporate authority and approvals required to enter into, execute and deliver this Agreement and the Related Agreements and to perform fully its obligations hereunder and thereunder. Each of this Agreement and the Related Agreements has been or will be duly executed and delivered and the valid and binding obligation of the Buyer enforceable in accordance with its terms. 3.3 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of the Buyer in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer or any action taken by the Buyer.

     3.4 ACTIONS AND PROCEEDINGS. There are no actions, suits or claims, legal, administrative or arbitral proceedings pending or, to the Knowledge of the Buyer, threatened against or involving the Buyer that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby. To the Knowledge of the Buyer, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby.

     3.5 NO BREACH. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Certificate of Incorporation or By-laws of the Buyer; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which the Buyer is a party or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Buyer or upon the securities, properties, assets or business of the Buyer;
(iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Buyer or to the securities, properties, assets or business of the Buyer; (v) result in the creation of any lien or other encumbrance on the assets or properties of the Buyer, or (vi) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body; PROVIDED, HOWEVER, that the Buyer makes no representation or warranty concerning any approvals or consents which may be required for, or in connection with, the transfer of any Permits required for the Buyer's operation of the Business or the Buyer's use of the facility at 97 South Street, Hopkinton, Massachusetts (the "Facility") or the Purchased Assets following the Closing or, except as explicitly set forth otherwise in the Supply Agreement, the performance of any of the Buyer's obligations under the Supply Agreement.

     3.6 KNOWLEDGE OF THE BUYER. For purposes of this Agreement, (i) "Knowledge of the Buyer," (ii) "Known to the Buyer," (iii) "Buyer's Knowledge" and (iv) similar terms mean the actual knowledge of the Buyer after due investigation.

                      SECTION 4 - COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

     4.1 ASSISTANCE RELATING TO DRUG MASTER FILE.

          (a) The Seller shall be responsible for providing the necessary regulatory documents to the United States Food and Drug Administration (the "FDA"), including appropriate forms for the Drug Listing Branch and a letter, accompanied by a revised organizational chart, informing the FDA of the transfer of ownership and the absence of impact of the transfer on the manufacturing and testing processing for PRODUCT (as defined in the Supply Agreement), in connection with the transactions contemplated by this Agreement. The Seller will provide guidance and assistance as required during the preparation and review of these initial documents. The Seller will be responsible for the timely submission of the documents to FDA and all subsequent updates.

          (b) The Buyer agrees to reimburse the Seller for all of the reasonable, documented and invoiced out-of-pocket costs incurred by the Seller while providing assistance to the Buyer under the provisions of Section 4.1(a). Such costs shall be paid by the Buyer within thirty (30) days after the date of the Buyer's receipt of the invoice.

     4.2 CONDUCT OF BUSINESS. In the event that there is not a simultaneous signing of this Agreement and Closing, during the period from the date hereof to the Closing Date, Seller shall observe the following covenants:

          4.2.1 AFFIRMATIVE COVENANTS PENDING CLOSING. The Seller will:

          (a) PRESERVATION OF PERSONNEL. Use reasonable efforts to preserve intact and keep available the services of Seller's present employees;

          (b) PRESERVATION OF RELATIONSHIPS WITH SUPPLIERS AND CUSTOMERS. Use reasonable efforts to preserve intact its relationships with its suppliers and customers;

          (c) INSURANCE. Use reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect on the date of this Agreement;

          (d) PRESERVATION AND ADVANCEMENT OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable efforts to preserve and advance its Business, advertise, promote and market its products in accordance with past practices over the last ten months, keep its properties intact, preserve its goodwill and its business, maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, and perform and comply in all material respects with the terms of the contracts set forth in SCHEDULE 2.12 hereto;

          (e) MAINTAIN CURRENT PRODUCTION SCHEDULE FOR ONTAK. Use reasonable efforts to maintain its current production schedule for ONTAK;

          (f) INTELLECTUAL PROPERTY RIGHTS. Use commercially reasonable efforts to preserve and protect its Proprietary Rights; and

          (g) ORDINARY COURSE OF BUSINESS. Operate its business solely in the ordinary course and in the normal, usual and customary manner, consistent with its past practices.

          4.2.2 NEGATIVE COVENANTS PENDING CLOSING. The Seller will not:

          (a) DISPOSITION OF ASSETS. Sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of its assets, other than sales in the ordinary course of business;

          (b) LIABILITIES. Incur any obligation or liability other than in the ordinary course of Seller's business or incur any indebtedness for borrowed money, except for the Intercompany Advances;

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

          (c) COMPENSATION. Increase the rates of direct or bonus compensation payable or to become payable to any officer, employee, agent or consultant or prepay any loans to the Seller from any such person;

          (d) CAPITAL STOCK. Make any change in the number of shares of its capital stock authorized, issued or outstanding, or grant (or accelerate the exercisability of) any option, warrant or other right to purchase, or to convert any obligation into, shares of its capital stock, or declare or pay any dividend on, or make any redemption, purchase or other acquisition of, any shares of its capital stock, or sell or transfer any shares of its capital stock;

          (e) CHARTER AND BY-LAWS. Amend the Certificate of Incorporation or By-Laws of the Seller; or

          (f) ACQUISITIONS. Make any acquisition of property other than in the ordinary course of the Business.

     4.3 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. In the event that there is not a simultaneous signing of this Agreement and Closing, from the date hereof through the Closing Date, the parties hereto shall use reasonable efforts to conduct their respective businesses and affairs in such a manner so that their respective representations and warranties contained in this Agreement shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and each party shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by another party. In the event such violation or breach of this Agreement shall occur on or prior to the Closing Date, the breaching party shall promptly use its best efforts to remedy the same.

     4.4 TAXES. The Seller shall prepare and timely file, in a manner consistent with prior years, all Tax reports and returns required to be filed after the date hereof and on or before the Closing Date, and shall timely pay any Taxes and estimated Taxes, required to be paid by it (including without limitation pursuant to Section 6655 of the Code) after the date hereof and on or before the Closing Date. All transfer and excise Taxes payable by the Seller (or by Buyer or by Seller and Buyer) to any jurisdiction (in the United States and outside the United States) by reason of the sale and transfer of the Purchased Assets pursuant to this Agreement shall be paid or provided for by the Buyer after the Closing.

     4.5 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the Buyer shall be entitled, through its employees and representatives, to have such access to the assets, properties, business, operations, customers, suppliers, key employees and accountants of Seller, as is reasonably necessary or appropriate in connection with the Buyer's investigation of Seller and provided that the Buyer shall give reasonable prior notice of any such requested access to the Seller, Ligand and the Shareholder. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of the Seller's business and the Seller shall cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller or the Shareholders under this Agreement. In order that the Buyer may have full opportunity to make such review, the Seller and the Shareholders shall furnish the representatives of the Buyer during such period with all such information and copies of such documents concerning the affairs of the Seller as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and to make full disclosure to the Buyer of all material facts affecting the assets, properties, business, operations and financial condition of the Seller. If this Agreement terminates, the Buyer and its affiliates shall keep confidential and shall not use in any manner any information or documents obtained from Seller concerning its assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Seller, or received from a third party not under an obligation to the Seller to keep such information confidential, or otherwise required by law. If this Agreement terminates, any documents obtained from the Seller will be returned or destroyed, at the Seller's option.

     4.6 PROPRIETARY INFORMATION. The Seller agrees that from and after the Closing Date it shall hold in confidence, and use its best efforts as to present, and the efforts a reasonable person would use in protecting their own proprietary information as to former, to have all of its present and former officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Purchased Assets or the Seller's Business prior to the Closing and shall not disclose, publish or make use of the same without the prior written consent of the Buyer. The foregoing undertaking shall not apply to information that (i) shall have become public knowledge other than by breach by the Seller or the Shareholder of this Agreement or (ii) is required to be disclosed under court or governmental order, rule or regulation.

     4.7 EXCLUSIVITY. The Seller and the Shareholder shall not, and the Seller shall use its best efforts to cause its affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly,
(a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, proxy solicitation or other business combination ("ALTERNATIVE TRANSACTION") involving the Seller or the Purchased Assets or (b) provide any non-public information concerning the Purchased Assets or the Seller's Business, properties, assets or operations to any person or entity (other than the Buyer and other than in the ordinary course of business). The Seller shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries relating to any Alternative Transaction.

     4.8 MATTERS RELATED TO EMPLOYEES.

          4.8.1 TERMINATION BY SELLER OF EMPLOYEES. Effective on the Closing Date the Seller shall terminate each of its employees. The Seller agrees that it shall provide to each such terminated employee all notices required to be provided under applicable law.

          4.8.2 TRANSFER OF WORK FORCE. The Seller hereby consents to the hiring by the Buyer of such of the Seller's employees as the Buyer chooses and waives, with respect to the employment of such employees by the Buyer, any claims or rights that the Seller may have against the Buyer or any such employees under any noncompetition, confidentiality or other agreement relating to the terms and conditions of employment.

          4.8.3 TRANSITION TO BUYER BENEFIT PLANS. The Seller agrees to use commercially reasonable efforts to assist the Buyer in the transition of such of the Seller's employees as Buyer chooses to hire to coverage under the Buyer's employee benefit plans.

          4.8.4 COOPERATION. Commencing on the date of this Agreement, Seller agrees to cooperate fully with Buyer with respect to the employment-related actions which are necessary or reasonably desirable to accomplish the transactions contemplated by this Agreement, including the provision of records and information as the Buyer may reasonably request (including job titles, short and long-term disability coverage, life insurance coverage, operator certification and workers' compensation records and information; provided, however, that the Seller shall have no obligation to disclose to the Buyer any personnel records or information about any of the Seller's employees if the Seller determines in its reasonable discretion that such disclosure may violate legally protected privacy rights of its employees) and the making of all appropriate filings under applicable laws.

          4.8.5 WITHHOLDING. With respect to the employees who are hired by the Buyer and who are required to be furnished a Form W-2 for the calendar year in which the Closing occurs, the Seller and the Buyer agree to follow the "standard procedure" set forth in Revenue Procedure 96-60 with respect to discharging their respective income and employment tax withholding and reporting obligations with respect to such employees.

          4.8.6 PAYMENT OF ACCRUED SALARY, VACATION, ETC. As soon as practicable after the Closing Date, Seller shall pay to all of its terminated employees (A) all accrued vacation and (B) all salary, overtime and other remuneration earned, accrued and payable for all periods up to such termination, in a manner consistent with Seller's policies for terminated employees and the requirements of applicable law.

     4.9 EXPENSES. Except as otherwise provided in this Agreement, each of Buyer, on the one hand, and the Seller and the Shareholder, on the other, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants and no such expenses shall be included in any of the Assumed Liabilities.

     4.10 AUTHORIZATION FROM OTHERS. Prior to the Closing Date, the Buyer, the Seller and the Shareholder shall use their best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by them of the transactions contemplated by this Agreement, including but not limited to, all consents set forth on SCHEDULE 2.10 of the Seller and Shareholder Disclosure Schedule, except to the extent waived by the Buyer in writing. To the extent that the assignment of any lease, contract, commitment or right which are among the Purchased Assets shall require the consent of other parties thereto and the Buyer shall have waived the receipt of such consent at the Closing, this Agreement shall not constitute an assignment thereof; however, the Seller and the Shareholder shall use their best efforts after the Closing, without further consideration, to obtain such consents or waivers to assure the Buyer of the benefits of such leases, contracts, commitments or rights. Nothing herein shall be deemed a waiver by the Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of the Seller which are among the Purchased Assets.

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

     4.11 CONSUMMATION OF AGREEMENT. Each of the Buyer, the Shareholder and the Seller shall use such party's respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement and further to ensure that to the extent in their collective control or capable of influence by them, no breach of any of the Buyer's, the Seller's or the Shareholder's respective representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing Date to the end that the transactions contemplated by this Agreement shall be fully carried out.

     4.12 COLLECTION OF ASSETS. Subsequent to the Closing, the Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to the Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items which are among the Purchased Assets.

     4.13 USE OF NAME AND DISCHARGE OF SELLER AND SHAREHOLDER LIABILITIES. At and following the Closing, the Seller and the Shareholder shall cause any and all persons in which any of them has an interest (including without limitation, Seller) to cease and desist from using the name "Marathon," "Marathon Biopharmaceuticals," or "Marathon Biopharmaceuticals, Inc." or any variation thereof as all or part of a trade or corporate name. Following the Closing, the Seller and the Shareholder shall discharge all obligations of the Seller which are not Assumed Liabilities on or before the maturity thereof.

     4.14 FURTHER ASSURANCES. Without further consideration, each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     4.15 TAX CLEARANCE CERTIFICATES. As soon as reasonably practicable and in any event within 4 months after the Closing Date, the Seller shall provide the Buyer with (i) a certificate of payment/goodstanding from the Commission of Revenue as provided in Massachusetts General Laws Chapter 62C, Section 44(a); and (ii) a copy of a waiver of tax lien issued by the Commissioner of Revenue pursuant to Massachusetts General Laws Chapter 62C, Sections 51 and 52.

                      SECTION 5 - CONDITIONS PRECEDENT TO
                      THE OBLIGATION OF THE BUYER TO CLOSE

     The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by it:

     5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller and the Shareholder contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of the Seller and the Shareholder shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Closing Date. Seller and Shareholder shall have delivered to the Buyer a certificate, dated the Closing Date and signed by an officer of the Seller and an officer of the Shareholder to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

     5.2 THIRD PARTY CONSENTS. The Buyer shall have received evidence of the receipt of all authorizations, consents and permits of others required to permit the consummation by the Buyer and the Seller of the transactions contemplated by this Agreement, including but not limited to, all consents set forth on SCHEDULE
2.10 of the Seller and Shareholder Disclosure Schedule, except to the extent waived by the Buyer in writing.

     5.3 FINANCING. The Buyer shall have completed a financing raising the funds necessary for the Buyer to pay the Purchase Price.

     5.4 SUPPLY AND DEVELOPMENT AGREEMENT. The Buyer and the Shareholder shall have executed and delivered the Supply Agreement.

     5.5 NONCOMPETITION AGREEMENT. Each of the Seller, Ligand and the Shareholder shall have executed and delivered the Noncompetition Agreement in substantially the form attached hereto as EXHIBIT B.

     5.6 OPINION OF COUNSEL TO THE SELLER AND THE SHAREHOLDERS. The Buyer shall have received the opinion of Brobeck Phleger & Harrison LLP, counsel to the Seller and the Shareholder, dated the Closing Date, addressed to the Buyer, and substantially in the form of EXHIBIT C hereto.

     5.7 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Buyer, a materially adverse effect on the Purchased Assets or the Business.

     5.8 DELIVERY OF INSTRUMENTS OF TRANSFER. Seller shall have delivered or caused to be delivered to the Buyer instruments of transfer in conformity with
Section 1.5 above.

     5.9 CLOSING CERTIFICATES. Buyer shall receive such closing certificates as it deems necessary, such certificates to be in form and substance satisfactory to the Buyer.

     5.10 SATISFACTORY COMPLETION OF DUE DILIGENCE. The Buyer shall have completed its due diligence concerning the Seller, the Purchased Assets and the transactions contemplated hereby to its satisfaction.

     5.11 GOVERNMENTAL APPROVALS. All federal, state and local government approvals required for the uninterrupted operation of the 97 South Street, Hopkinton, Massachusetts plant and the other operations of Seller acquired by Buyer shall have been obtained.

     5.12 NO MATERIAL CHANGE. There shall have been no material adverse change in the Seller's financial condition, Business, assets, operations or prospects, nor shall any event have occurred which so far as can reasonably be foreseen on the Closing Date appears reasonably likely materially and adversely to affect the financial condition, business, assets, operations or prospects of the Seller.

     5.13 EMPLOYMENT. Anthony Rotunno and John O'Loughlin shall have accepted employment with the Buyer and shall have signed such documents and agreements as Buyer requested in connection with accepting such employment.

     5.14 SELLER NAME CHANGE AND DISCHARGE OF LIABILITIES. The Seller shall have delivered to the Buyer evidence of the Seller's compliance with Section 4.13 above.

     5.15 LEASE OR SUBLEASE. The Buyer shall have received a lease or sublease to the premises at 97 South Street, Hopkinton, Massachusetts in a form deemed acceptable by the Buyer.

                        SECTION 6 - CONDITIONS PRECEDENT
                      TO THE OBLIGATION OF SELLER TO CLOSE

     The obligation of the Seller and the Shareholder to enter into and complete the Closing is subject, at the option of the Seller and the Shareholder acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:

     6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the obligations of the Seller hereunder have been satisfied.

     6.2 DELIVERY OF ASSUMPTION AGREEMENT. The Buyer shall have delivered or caused to be delivered to Seller an agreement for assumption of the Assumed Liabilities by the Buyer containing provisions (not inconsistent with the provisions hereof) which are usual and customary for assuming the liabilities involved.

     6.3 SUPPLY AND DEVELOPMENT AGREEMENT. The Buyer and the Shareholder shall have executed and delivered the Supply Agreement.

     6.4 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, and such action, suit or proceeding shall not have been stayed.

     6.5 NO MATERIAL CHANGE. There shall have been no material adverse change in the Buyer's financial condition, business, assets, operations or prospects, nor shall any event have occurred which so far as can reasonably be foreseen on the Closing Date appears reasonably likely materially and adversely to affect the financial condition, business, assets, operations or prospects of the Buyer.

     6.6 LEASE OR SUBLEASE. The Buyer shall have received a lease or sublease to the premises at 97 South Street, Hopkinton, Massachusetts in a form deemed acceptable by the Seller.

                    SECTION 7 - INDEMNIFICATION AND GUARANTY

     7.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, certificate or financial statement delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder and be indemnified in accordance with this Section 7, and, except as otherwise specifically provided in this Agreement, shall thereafter survive for a period of four (4) consecutive years after the Closing Date (or such longer period as it takes to resolve matters covered by Claims Notices, as defined in
Section 7.4.1, which have been given prior to the expiration of such period, but such extension shall apply only to matters related to such Claims Notices).

As used in this Section 7, the following terms have the following meanings:

          (i) "TAX CLAIM" means any claim based upon, arising out of or otherwise in respect of (A) issues raised on audit by Tax authorities with respect to the Seller's Business on or before the Closing Date or (B) any other Tax liabilities of the Seller, including any liability of the Seller for the unpaid Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (ii) "SELLER CLAIM" means any claim based upon, arising out of or otherwise in respect of (A) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or (B) the Buyer's use of the Purchased Assets or operation of the Business following the Closing Date, except for liabilities arising from matters which constitute grounds for a Buyer Claim.

          (iii) "BUYER CLAIM" means any (A) Tax Claim, (B) claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller or the Shareholder contained in this Agreement, (C) claim based upon, arising out of or otherwise in respect of any and all liabilities and obligations of any nature whatsoever of or relating to: (I) the Seller or the Shareholder or their businesses either prior to or after the Closing, excluding any liabilities and obligations expressly assumed by the Buyer pursuant to
     Section 1.3 or (II) the Purchased Assets prior to the Closing, excluding any liabilities and obligations expressly assumed by the Buyer pursuant to
     Section 1.3, (D) claim made by any third party with respect to the infringement or alleged infringement of any Proprietary Rights belonging or licensed to such third party which may arise from the use by the Buyer of the Purchased Assets (provided, however, that in the case of the Buyer's use of rights under the Seragen License Agreements listed in Schedule 2.17(a) of the Seller and Shareholder Disclosure Schedule, a Buyer Claim will only include claims with respect to infringement or alleged infringement of Proprietary Rights belonging to or licensed to third parties to the extent the Buyer's use of such rights is substantially similar to the Seller's use of such rights prior to the Closing or is consistent with the Buyer's performance of its obligations under the Supply Agreement) and (E) claim made by any employee or former employee of the Seller (including any employees of Seller who are subsequently hired by the Buyer) arising out of or otherwise in respect of their employment or termination by the Seller.

     7.2 OBLIGATION OF THE SELLER AND THE SHAREHOLDERS TO INDEMNIFY. Subject to the limitations set forth below and to the termination provisions set forth in
Section 8.1, the Seller and the Shareholder, jointly and severally, agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys fees) ("LOSSES") based upon, arising out of or otherwise in respect of any Buyer Claim.

     7.3 OBLIgATION OF THE BUYER TO INDEMNIFY. Subject to the limitations set forth below and to the termination provisions set forth in Section 8.1, the Buyer agrees to indemnify, defend and hold harmless the Seller and the Shareholder (and their respective directors, officers, employees, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any Seller Claim.

     7.4 NOTICE AND OPPORTUNITY TO DEFEND.

          7.4.1 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to any other party or parties obligated to provide indemnification pursuant to Sections 7.2 or 7.3 hereof (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

          7.4.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability, provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnifying Party which it has not approved in writing. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its Losses as provided in Sections 7.2 and
7.3 hereof. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted

Liability by the Indemnifying Party or the Indemnitee, respectively. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnifying Party, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

     7.5 OTHER BENEFITS. In determining the amount of any Loss, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the Indemnitee.

     7.6 PAYMENT OF INDEMNIFICATION OBLIGATION. The Indemnifying Party agrees to pay promptly to any Indemnitee the amount of all Losses and other obligations to which the indemnification obligation set forth in this Section 7 relates. All indemnification by the Seller, the Shareholder or the Buyer, as the case may be, hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

     7.7 INTEREST ON UNPAID INDEMNIFICATION OBLIGATIONS. If all or part or any indemnification obligation under this Agreement is not paid when due, the Indemnifying Party shall pay the Indemnitee interest on the unpaid amount of such obligation for each day from the date that the Indemnitee paid such sum until payment in full, payable on demand, at the lower of the maximum rate permitted by law or the "Prime Rate" as announced from time to time in the Eastern Edition of THE WALL STREET JOURNAL plus two percent (2%) per annum.

     7.8 LIMITATION ON INDEMNIFICATION OBLIGATION.

          7.8.1 The Seller and the Shareholder shall have no liability to the Buyer (and its directors, officers, employees, affiliates and assigns) for amounts payable pursuant to their indemnification obligations in this Section 7 until the total of all such Losses incurred by the Buyer (and it directors, officers, employees, affiliates and assigns) exceed *** (***) in the aggregate (the "Threshold Amount"), and then indemnification by the Seller and the Shareholder shall apply only to all such Losses in excess of the Threshold Amount.

          7.8.2 The Buyer shall have no liability to the Seller or the Shareholder (and their respective directors, officers, employees, affiliates and assigns) for amounts payable pursuant to its indemnification obligations in this
Section 7 until the total of all such Losses incurred by the Seller and the Shareholder (and their respective directors, officers, employees, affiliates and assigns) exceed *** (***) in the aggregate (the "Buyer Threshold Amount"), and then indemnification by the Buyer shall apply only to all such Losses in excess of the Buyer Threshold Amount.

          7.8.3 The Seller and the Shareholder shall have no liability to the Buyer (and its directors, officers, employees, affiliates and assigns) pursuant to their indemnification


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission obligations in this Section 7 for any further Losses (subject to the threshold requirements set forth in Section 7.8.1 above) payable by the Seller and/or the Shareholder pursuant to such indemnification obligations once the Losses paid for by the Seller and/or the Shareholder pursuant to such indemnification obligations exceed (i) ***(***) in the aggregate through December 31, 2001 or
(ii) *** (***) in the aggregate through December 31, 2003, provided however, that if the total of all Losses paid by the Seller and/or the Shareholder pursuant to such indemnification obligations for matters covered by Claims Notices given prior to December 31, 2001 exceeds *** (***), there shall be no obligation on the part of the Buyer (or its directors, officers, employees, affiliates and assigns) to refund any of such sums.

     7.9 GUARANTY OF LIGAND. Ligand unconditionally guarantees the due and punctual payment and performance of Seller's and Shareholder's obligations set forth in this Section 7. This guaranty is an irrevocable guaranty of payment (and not just of collection) and shall continue in effect notwithstanding any extension or modification of the terms of this Agreement, any assumption of any such guaranteed obligation by any other party or any other act or event which might otherwise operate as a legal or equitable discharge of Ligand. Ligand hereby waives any special suretyship defenses and notice requirements. This guaranty is in no way conditioned upon any requirement that the Buyer first attempt to collect or enforce any guaranteed obligation from or against the Seller or the Shareholder. So long as any obligation of the Seller or the Shareholder to the Buyer remains unpaid or discharged, Ligand hereby waives all rights to subrogation arising out of any payment by Ligand pursuant to this
Section 7.9.

                      SECTION 8 - TERMINATION OF AGREEMENT

     8.1 TERMINATION. In the event that this Agreement is executed prior the Closing Date, this Agreement may be terminated on or prior to the Closing as follows:

          (i) at the election of the Seller upon written notice to the Buyer from Seller if, on or after January 14, 2000, any one or more of the conditions to the obligation of the Seller to close has not been fulfilled;

          (ii) at the election of the Buyer upon written notice to the Seller if, on or after January 14, 2000, any one or more of the conditions to its obligation to close has not been fulfilled;

          (iii) at the election of the Seller upon written notice to the Buyer from Seller, if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within fifteen (15) business days of receipt by the Buyer of written notice from the Seller of such breach of representation, warranty, covenant or agreement, cured such breach;


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission

          (iv) at the election of the Buyer upon written notice to the Seller if the Seller or any of the Shareholders has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within fifteen (15) business days of receipt by the Seller of written notice from the Buyer of such breach of representation, warranty, covenant or agreement, cured such breach; or

          (v) by mutual written agreement of the Seller and the Buyer.

     8.2 EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and agreements hereunder or the material breach by a party of its representations or warranties contained herein. Notwithstanding the foregoing, Sections 4.5, 4.6 and 4.9 shall survive any termination of this Agreement and continue in full force and effect.

                           SECTION 9 - MISCELLANEOUS

     9.1 SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. Buyer shall bear and pay promptly all Massachusetts sales, transfer and documentary taxes, if any, due as a result of the transfer of the Purchased Assets to the Buyer.

     9.2 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Seller, Ligand and the Buyer.

     9.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid or by overnight mail via a reputable national overnight courier. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, or if sent via overnight mail, one day after the date of deposit with a reputable national overnight courier, as follows:

                           (i)      if to the Buyer, to:

                           CoPharma, Inc.
                           97 South Street
                           Hopkinton, Massachusetts 01748
                           Attn:  President

                           with a copy to:

                           Palmer & Dodge LLP

                           One Beacon Street
                           Boston, Massachusetts 02108-3190
                           Attn:  Lynnette C. Fallon, Esq.

                           (ii)     if to the Seller:

                           Marathon BioPharmaceuticals, Inc.
                           c/o Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, CA 92121
                           Attn:  William L. Respess, Esq.

                           with a copy to:

                           Brobeck Phleger & Harrison LLP
                           550 West C Street
                           San Diego, CA  92101-3532
                           Attn:  Faye H. Russell, Esq.


                           (iii) if to the Shareholder or Ligand to the address
                    set forth on the signature page hereto.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     9.4 ENTIRE AGREEMENT. This Agreement (including the Schedules), the Related Agreements and all other documents executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Purchased Assets and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     9.5 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

     9.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

     9.7 ENFORCEABILITY IN JURISDICTIONS; CONSENT. The parties hereto intend to and hereby confer jurisdiction to enforce the provisions of this Agreement, expressly including without limitation, the provisions of Section 7 hereof, upon the courts of Massachusetts. The parties hereto hereby acknowledge and agree that any breach of their respective obligations under this Agreement or any other agreement executed in connection herewith shall be deemed to have occurred at Boston, Massachusetts and that such party has purposely established minimum contact in Boston, Massachusetts within the meaning of all applicable law. Each of the parties hereto consents to the jurisdiction of said court or courts in Massachusetts and to service of process by certified mail, return receipt requested, or by any other manner provided by law. In the case of any claim involving the parties hereto, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against such persons in any state or federal court located in Boston, Massachusetts and each such party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     9.8 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or by the Buyer to any of its affiliates.

     9.9 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     9.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     9.11 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     9.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     9.13 CONSTRUCTION The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules attached to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     9.14 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     9.15 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their heirs, personal representatives, successors and assigns, and they are not intended as, and shall not be construed as, conferring any rights on any other persons.

     9.16 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.



             [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                      BUYER
                                      -----

                                      COPHARMA, INC.



                                      By:    /S/ SAMUEL K. ACKERMAN
                                         --------------------------
                                      Name:  Samuel K. Ackerman, M.D.
                                      Title:  President


                                     SELLER
                                     ------

                                     MARATHON BIOPHARMACEUTICALS, INC.


                                     By:   /S/ PHIL DUFFY
                                     Name:
                                     Title:  President

                                     Address:   10275 Science Center Drive
                                                San Diego, California 92121


                                     SHAREHOLDER
                                     -----------

                                     SERAGEN, INC.

                                     By:  /S/ PAUL V. MAIER
                                     Name:
                                     Title:  CEO

                                     Address:   10275 Science Center Drive
                                                San Diego, California 92121

                                     LIGAND PHARMACEUTICALS INCORPORATED


                                     By:      /S/ WILLIAM L. RESPESS
                                     Name:
                                     Title:

                                     Address: 10275 Science Center Drive
                                              San Diego, California 92121

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION   1           - SALE AND PURCHASE OF ASSETS..............................................................1

         1.1      Sale of Assets.................................................................................1

         1.2      Excluded Assets................................................................................1

         1.3      Limitation of Assumption of Liabilities........................................................2

         1.4      Purchase Price and Payment.....................................................................3

         1.5      Transfer of Purchased Assets...................................................................3

         1.6      Delivery of Records and Contracts..............................................................4

         1.7      Buyer Designees................................................................................4

         1.8      Closing........................................................................................4

         1.9      Closing Deliveries.............................................................................4

         1.10     Allocation of Purchase Price...................................................................4

         1.11     Post Closing Adjustment to Purchase Price......................................................4

SECTION 2             - REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER.........................6

         2.1      Organization and Qualification.................................................................6

         2.2      Capitalization and Title to Shares.............................................................7

         2.3      Authority to Execute and Perform Agreements....................................................7

         2.4      Subsidiaries and Other Affiliates..............................................................7

         2.5      Charter and By-laws............................................................................7

         2.6      Financial Statements...........................................................................8

         2.7      No Material Adverse Change.....................................................................8

         2.8      Tax Matters....................................................................................9

         2.9      Compliance with Laws...........................................................................9

         2.10     Consents; No Breach...........................................................................10

         2.11     Actions and Proceedings.......................................................................11

         2.12     Contracts and Other Agreements................................................................11

         2.13     Real Estate...................................................................................13

         2.14     Accounts and Notes Receivable.................................................................13

         2.15     Inventory.....................................................................................13

                                                                                                               Page
         2.16     Tangible Property.............................................................................13

         2.17     Intangible Property...........................................................................14

         2.18     Title to Assets; Liens........................................................................15

         2.19     Retained Liabilities..........................................................................15

         2.20     Absence of Undisclosed Liabilities............................................................15

         2.21     Customers and Distributors....................................................................16

         2.22     Employee Benefit Plans........................................................................16

         2.23     Employer Relations............................................................................17

         2.24     Insurance.....................................................................................18

         2.25     Brokerage.....................................................................................18

         2.26     Hazardous Materials...........................................................................18

         2.27     Sufficiency of Purchased Assets...............................................................19

         2.28     Year 2000 Compliance..........................................................................19

         2.29     Full Disclosure...............................................................................19

SECTION 3             - REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................20

         3.1      Organization..................................................................................20

         3.2      Authority to Execute and Perform Agreements...................................................20

         3.3      Brokerage.....................................................................................20

         3.4      Actions and Proceedings.......................................................................20

         3.5      No Breach.....................................................................................20

         3.6      Knowledge of the Buyer........................................................................21

SECTION 4             - COVENANTS AND AGREEMENTS................................................................21

         4.1      Assistance Relating to Drug Master File.......................................................21

         4.2      Conduct of Business...........................................................................21

         4.3      Continued Effectiveness of Representations and Warranties.....................................23

         4.4      Taxes.........................................................................................23

         4.5      Corporate Examinations and Investigations.....................................................23

         4.6      Proprietary Information.......................................................................23

         4.7      Exclusivity...................................................................................24

                                                                                                               Page
         4.8      Matters Related to Employees..................................................................24

         4.9      Expenses......................................................................................25

         4.10     Authorization from Others.....................................................................25

         4.11     Consummation of Agreement.....................................................................25

         4.12     Collection of Assets..........................................................................25

         4.13     Use of Name and Discharge of Seller and Shareholder Liabilities...............................26

         4.14     Further Assurances............................................................................26

         4.15     Tax Clearance Certificates....................................................................26

SECTION 5             - CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE............................26

         5.1      Representations, Warranties and Covenants.....................................................26

         5.2      Third Party Consents..........................................................................26

         5.3      Financing.....................................................................................27

         5.4      Supply and Development Agreement..............................................................27

         5.5      Noncompetition Agreement......................................................................27

         5.6      Opinion of Counsel to the Seller and the Shareholders.........................................27

         5.7      Litigation....................................................................................27

         5.8      Delivery of Instruments of Transfer...........................................................27

         5.9      Closing Certificates..........................................................................27

         5.10     Satisfactory Completion of Due Diligence......................................................27

         5.11     Governmental Approvals........................................................................27

         5.12     No Material Change............................................................................27

         5.13     Employment....................................................................................27

         5.14     Seller Name Change and Discharge of Liabilities...............................................27

         5.15     Lease or Sublease.............................................................................28

SECTION 6             - CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE...............................28

         6.1      Representations, Warranties and Covenants.....................................................28

         6.2      Delivery of Assumption Agreement..............................................................28

         6.3      Supply and Development Agreement..............................................................28

                                                                                                               Page
         6.4      Litigation....................................................................................28

         6.5      No Material Change............................................................................28

         6.6      Lease or Sublease.............................................................................28

SECTION 7             - INDEMNIFICATION AND GUARANTY............................................................29

         7.1      Survival......................................................................................29

         7.2      Obligation of the Seller and the Shareholders to Indemnify....................................30

         7.3      Obligation of the Buyer to Indemnify..........................................................30

         7.4      Notice and Opportunity to Defend..............................................................30

         7.5      Other Benefits................................................................................31

         7.6      Payment of Indemnification Obligation.........................................................31

         7.7      Interest on Unpaid Indemnification Obligations................................................31

         7.8      Limitation on Indemnification Obligation......................................................31

         7.9      Guaranty of Ligand............................................................................32

SECTION 8             - TERMINATION OF AGREEMENT................................................................32

         8.1      Termination...................................................................................32
         8.2      Effect of Termination.........................................................................32

SECTION 9             - MISCELLANEOUS...........................................................................33

         9.1      Sales, Transfer and Documentary taxes, Etc....................................................33

         9.2      Publicity.....................................................................................33

         9.3      Notices.......................................................................................33

         9.4      Entire Agreement..............................................................................34

         9.5      Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies....................34

         9.6      Governing Law.................................................................................34

         9.7      Enforceability in Jurisdictions; Consent......................................................34

         9.8      Binding Effect; No Assignment.................................................................35

         9.9      Variations in Pronouns........................................................................35

         9.10     Counterparts..................................................................................35

         9.11     Exhibits and Schedules........................................................................35

                                                                                                               Page
         9.12     Headings......................................................................................35

         9.13     Construction..................................................................................35

         9.14     Specific Performance..........................................................................36

         9.15     No Benefit to Others..........................................................................36

         9.16     Severability..................................................................................36

EXHIBITS

A       -         Form of Supply and Development Agreement
B       -         Form of Noncompetition Agreement
C       -         Form of Opinion of Seller's Counsel


SCHEDULES

Schedule 1.2      Excluded Inventory
Schedule 1.3      Assumed Liabilities
Seller and Shareholder Disclosure Schedule
Buyer Disclosure Schedule